Exhibit 10.4

Spherix Incorporated

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (“Agreement”) is made and entered into this 1st day of August, 2007 by and between Indian Creek Investors, LLC, a Maryland limited liability company, successor-in-interest to Liberty Property Limited Partnership (“Landlord”) and Spherix Incorporated, a Delaware corporation, successor in  interest to Biospheries Incorporated (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant, through their predecessors-in-interest, are parties to a Lease Agreement dated November 7, 1997 (the “Current Lease”), whereby Landlord leases to Tenant certain real property containing approximately 51,625 rentable square feet of space located at 12051 Indian Creek Court, Beltsville, Maryland (the “Original Premises”); and

WHEREAS, InfoSpherix Incorporated, a wholly-owned subsidiary of Tenant (“InfoSpherix”), is negotiating a new lease for alternative premises containing approximately 13,338 rentable square feet located at 22530 Gateway Center Drive, Clarksburg, Maryland (the “New Premises”) in a different office/warehouse project commonly referred to as Gateway 270 (the “New Lease”);

WHEREAS, Tenant has agreed to sell all of the issued and outstanding capital stock of InfoSpherix to The Active Network, Inc., and such sale is expected to close in the near future.

WHEREAS, it is expected that Tenant and InfoSpherix will continue to share the Original Premises following the sale of InfoSpherix until such time as InfoSpherix moves into the New Premises.

WHEREAS, after the full execution of the New Lease by InfoSpherix and the landlord of the New Premises, the parties desire to terminate the Current Lease in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein made, Landlord and Tenant hereby enter into this Agreement and state as follows:

1.                    Recitals. The foregoing recitals are incorporated herein by this reference.

2.                    Possession.  Except as expressly set forth herein, conditioned upon: (i) all of the parties’ full execution of this Agreement, (ii) the Tenant paying the Termination Fee (defined below), and (iii) the full execution of the New Lease, Tenant agrees that it will move from the Original Premises and InfoSpherix will move into the New Premises on or before the Commencement Date under the New Lease, which date is targeted as November 1, 2007.

3.                    Rent. Tenant agrees that it must pay Minimum Rent, Annual Operating Expenses, utility charges and Tenant’s Proportionate Share of Impositions and Landlord’s cost of insurance and any other charges (collectively herein referred to us “Rent”) under the Current Lease until the Commencement Date under the New Lease. Except as provided immediately below, Tenant’s obligation to pay Rent under the Current Lease will continue until Tenant has properly surrendered the Original Premises. Notwithstanding the foregoing, if the Commencement Date under the New Lease does not occur by December 31, 2007, and such delay is not caused by the Tenant’s actions or omissions, then, beginning on January 1, 2008, the Tenant shall pay Base Rent, Tenant’s Share Real Real Estate Taxes and Operating Expenses, utilities and all other charges specified in the New Lease and not the Rent as outlined in the Current Lease.

4.                    Premises. Tenant agrees to vacate and surrender the Original Premises broom-clean and as otherwise required hereunder and under Section 21 of the Current Lease on or before the New Lease Commencement Date. Tenant hereby relinquishes any right which it mav have under the Current Lease to possession or occupancy of the Original Premises from and after the date Tenant has properly vacated and surrendered the Original Premises.

5.                    Termination Fee. (a) Except as expressly set forth herein, and as long as Tenant is not in default under the Current Lease or InfoSpherix is not in default under the New Lease, upon (i) all of the parties’ execution of this Agreement, (ii) the full execution of the New Lease by InfoSpherix and the landlord of Gateway 270, and (iii) the payment of the Termination Fee (defined below), the parties agree that the parties’ respective rights and obligations under the Current Lease shall terminate on the date that Tenant has surrendered the Original Premises in accordance with the requirements of the Current Lease, as amended by this Agreement (the “Effective Date”).

(b)              The Termination Fee to be paid by the Tenant to the Landlord is Four Hundred Seventy-Five Thousand and No/100 Dollars ($475,000,00). The Tenant shall pay the Landlord one half of the Termination Fee, which is the amount of Two Hundred Thirty-Seven Thousand Five Hundred and No/100 Dollars ($237,500.00), on the date that this Agreement is fully executed by the parties. The Tenant will pay the fifty percent (50%) balance of the Termination Fee on the Commencement Date of the New Lease for the New Premises.

6.                    Security Deposit. Landlord is currently holding a security deposit in the amount of Forty-Nine Thousand Eighty-Six and 77/100 Dollars ($49,086.77) (the “Security Deposit”) in accordance with the terms of the Current Lease. Landlord shall return the Security Deposit to Tenant promptly on the later of (1) the New Lease Commencement Date or (2) the date that Tenant has surrendered the Original Premises in accordance with the requirements of the Lease and provided Tenant is otherwise not in default under the Current Lease.

7.                    Landlord’s Recapture Right. The Tenant hereby represents that it is only occupying approximately fifty percent (50%) of the Premises and intends to do so until the Commencement Date of the New Lease. Notwithstanding any other provision of the Current Lease or this Agreement to the contrary, prior to the Commencement Date of the New Lease, the Landlord shall have the right, upon giving Tenant fifteen (15) days prior written notice, to recapture a portion of the Original Premises (not to exceed fifty percent (50%) of the Original Premises), at which point the Rent shall he proportionately reduced. The fifteen (15) day written notice will specify that portion of the Original Premises that Landlord desires to recapture. The

Landlord and Tenant will cooperate so that the portion of the Premises recaptured by Landlord (up to fifty percent (50%) of the Original Premises) will not disrupt the business of Tenant or InfoSpherix as transacted in the Premises, Until the Commencement of the New Lease, the Tenant will allow the Landlord to show the Original Premises to prospective new tenants.

8.                    Mutual Release. Landlord and Tenant acknowledge and agree that, with the exception of rights arising herefrom or preserved hereunder, this Agreement shall constitute the termination of the Lease as of the Effective Date and the parties’ accord and satisfaction and mutual release as of the Effective Date of any and all demands, rights, claims, remedies, actions. causes of actions or liabilities (collectively referred to herein as “Claims”) that Landlord and Tenant may have against any of the other parties hereto or against any of their representatives, heirs, predecessors, successors, assigns, officers, directors, partners, agents, managing agents, legal representatives or employees of the others, including, without limitation, any claims that have arisen, or could be asserted arising from or relating to the Current Lease. Notwithstanding the foregoing, this mutual release shall not apply to third party Claims made against Landlord (or involving Landlord) arising from or related to acts or omissions of Tenant at the Original Premises prior to the Effective Date, or to any third party Claims related to the presence, release, storage or use of any hazardous materials or substances as defined by Maryland or Federal law or violations of any environmental laws, which arise from or are related to, acts or omissions of either party prior to the Effective Date.

9.                    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter addressed herein. No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto. This Agreement may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto. This Agreement shall not be construed as an admission of liability by any party hereto.

10.              Choice of Law. The terms of this Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, and any action thereon shall be brought in the appropriate Maryland State court, with the parties waiving the rights to removal to Federal Court, and to any jury demand.

11.              Counterpart. This Agreement may be executed in several counterparts and all such counterparts shall constitute but one in the same Agreement which shall be binding upon all parties hereto. A signature received via facsimile shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto set forth their hands and seals as of the date first set forth above.

ATTEST/WITNESS:	LANDLORD:

Indian Creek Investors, LLC,
a Maryland limited liability company

	By:		FP Indian Creek, LLC
Its Sole Member
	By:		First Potomac Realty Investment
Limited Partnership
Its Sole Member
	By:		First Potomac Realty Trust.
Its General Partner

/s/ ILLIGEBLE	By:		/s/ Timothy M. Zulick
	Name:		Timothy M. Zulick
Senior VP. Leasing
Title:
	Date:		8/1/07

ATTEST/WITNESS:	TENANT:

/s/ ILLIGEBLE	Spherix Incorporated
a Delaware Corporation

	By:	/s/ Steve Wadl	(Seal)
	Name:		Steve Wadl
	Title:		Vice President II
	Date:		8/1/07